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                                                              Exhibit 99.4


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS ON ___________, 1999.

The undersigned hereby appoints Hugh G. Farrington, ___________ and ____________, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of the undersigned in Hannaford Bros. Co. at the Hannaford Bros. Co. Special Meeting of Shareholders, to be held on __________, 1999 at 10:00 a.m., Eastern Standard Time, at ______________ __________________________, and
at any adjournments or postponements thereof, upon all subjects that may properly come before the Special Meeting including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR APPROVAL OF THE ADOPTION OF THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, DATED AS OF AUGUST 17, 1999, BY AND AMONG HANNAFORD BROS. CO. DELHAIZE AMERICA, INC. AND FL ACQUISITION SUB, INC., IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATION, AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. Your vote for approval of the Amended and Restated Agreement and Plan of Merger may be indicated on the reverse.

ADMISSION TICKET ON REVERSE DETACH HERE

/X/ Please mark votes as in this sample.

THE HANNAFORD BROS. CO. DIRECTORS RECOMMEND A VOTE "FOR" ITEM 1. To vote your shares for approval of the Amended and Restated Agreement and Plan of Merger, dated as of August 17, 1999, by and among by and among Hannaford Bros. Co., Delhaize America, Inc. and FL Acquisition Sub, Inc., mark the "FOR" box on item "1." To vote against approval of the adoption of the Amended and Restated Agreement and Plan of Merger, mark the "AGAINST" box. To abstain from voting for approval of the Amended and Restated Agreement and Plan of Merger, mark the "ABSTAIN" box. 1.

Item 1.  Approval of the adoption of the Agreement and Plan of Merger.

         FOR      [   ]             AGAINST [   ]          ABSTAIN [   ]

 Mark here for address change [   ]

Signature: ____________ Date: _______

PLEASE SIGN THIS PROXY AND RETURN PROMPTLY WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.